Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Record Subscription and Transaction Revenue Highlights First Quarter

PORTSMOUTH, N.H. – October 29, 2015 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the first quarter ended September 30, 2015.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 15% on a constant currency basis from the first quarter of last year to $46.2 million. Revenues overall for the first quarter were $82.9 million, an increase of $1.5 million, or 5% on a constant currency basis, from the first quarter of last year.

Gross margin for the first quarter was $47.5 million, an increase of $0.5 million from the first quarter of last year. Net loss for the first quarter was $4.3 million compared to $3.3 million for the first quarter of last year. Net loss per share was $0.11 in the first quarter compared to $0.09 in the first quarter of last year.

Core net income for the first quarter was $14.2 million. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $0.37.

“We are pleased with the results for the first quarter and our progress against our strategic plan”, said Rob Eberle, President and CEO of Bottomline Technologies. “The market reception to our new innovations has been very positive. Our pipeline for these new products is very strong and as we convert that pipeline to new customer contracts, we will be driving future subscription and transaction revenues. We are executing against our strategic plan and are confident our efforts will produce increased shareholder value in the years to come.”

First Quarter Customer Highlights

•	Twenty-four leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	Signed BNY Mellon as a new bank channel partner for Paymode-X.

•	Chosen by five leading organizations, including Magna Carta Companies and Pacific Specialty Insurance Company, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed seven new Digital Banking deals, enabling banks to grow revenues and relationships by deploying innovative digital capabilities.

•	Companies such as Lloyds Banking Group, Atom Bank and Weatherbys Bank Limited selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as Genworth Mortgage, Indiana University and State of Nevada chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

First Quarter Strategic Corporate Highlights

•	Named a top 100 global provider of financial technology on the 2015 IDC Financial Insights FinTech Rankings.

•	Introduced PartnerSelect. Leveraging a secure network, this SaaS based platform strengthens the working relationships between insurance carriers and their law firm partners, streamlines the process of selecting outside counsel and assigning legal matters and improves case outcomes by ensuring that the right attorneys are chosen for every case.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share and constant currency information are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of intangible assets, equity-based compensation, acquisition and integration-related expenses, restructuring related costs, non-cash pension expenses, non-core charges associated with our convertible notes, global ERP system implementation costs and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes consist of non-cash interest expense. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of our acquisition and integration efforts. Global enterprise resource planning (ERP) system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Non-GAAP Financial Measures (Continued)

A reconciliation of our GAAP results to our non-GAAP results for the three months ended September 30, 2015 and 2014 is as follows:

	Three Months Ended September 30, (in thousands)
	2015	2014
GAAP net loss	$(4,253)	$(3,268)
Amortization of intangible assets	7,279	7,184
Equity-based compensation	7,588	6,331
Acquisition and integration-related expenses	110	427
Restructuring expenses	20	286
Global ERP system implementation costs	257	—
Non-cash pension expense (benefit)	36	(3)
Non-cash interest expense	3,161	2,965

Core net income	$14,198	$13,922

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended September 30,		% Increase
	2015	2014	GAAP	Constant Rates(1)
	(in thousands)
Subscription and Transaction Revenues	$46,197	$40,871	13%	15%
Total Revenues	82,881	81,343	2%	5%

1)	Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior- period results using current-year GAAP foreign exchange rates.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) powers mission-critical business transactions. We help our customers optimize financially-oriented operations and build deeper customer and partner relationships by providing a trusted and easy-to-use set of cloud-based digital banking, fraud prevention, payment, financial document, insurance, and healthcare solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2015 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270 rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2015	2014
Revenues:
Subscriptions and transactions	$46,197	$40,871
Software licenses	4,115	5,658
Service and maintenance	30,784	32,960
Other	1,785	1,854

Total revenues	82,881	81,343

Cost of revenues:
Subscriptions and transactions	20,734	19,328
Software licenses	288	395
Service and maintenance	12,978	13,284
Other	1,335	1,306

Total cost of revenues	35,335	34,313

Gross profit	47,546	47,030

Operating expenses:
Sales and marketing	20,155	19,202
Product development and engineering	11,260	11,681
General and administrative	8,823	8,277
Amortization of intangible assets	7,279	7,184

Total operating expenses	47,517	46,344

Income from operations	29	686

Other expense, net	(3,671)	(3,647)

Loss before income taxes	(3,642)	(2,961)
Provision for income taxes	611	307

Net loss	$(4,253)	$(3,268)

Basic and diluted net loss per share	$(0.11)	$(0.09)

Shares used in computing basic and diluted net loss per share:	38,004	37,647

Core net income (1)	$14,198	$13,922

Diluted core net income per share(2)	$0.37	$0.37

1)	Core net income excludes charges for amortization of intangible assets of $7,279 and $7,184, acquisition and integration-related expenses of $110 and $427, restructuring expenses of $20 and $286, equity-based compensation of $7,588 and $6,331, non-cash pension expense (benefit) of $36 and ($3), global ERP system implementation costs of $257 and $0 and non-core charges associated with our convertible notes of $3,161 and $2,965 for the three months ended September 30, 2015 and 2014, respectively.

2)	Shares used in computing diluted core earnings per share were 38,519 and 38,069 for the three months ended September 30, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2015	June 30, 2015
Assets
Current assets:
Cash, cash equivalents and marketable securities	$128,296	$144,388
Accounts receivable	60,584	65,140
Other current assets	20,150	19,713

Total current assets	209,030	229,241

Property and equipment, net	50,008	47,579
Goodwill and intangible assets, net	385,561	400,650
Other assets	11,810	11,014

Total assets	$656,409	$688,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,259	$11,623
Accrued expenses	22,835	24,436
Deferred revenue	62,527	70,383

Total current liabilities	96,621	106,442

Convertible senior notes	162,626	159,760
Deferred revenue, non-current	18,127	17,624
Deferred income taxes	34,203	35,542
Other liabilities	19,328	20,578

Total liabilities	330,905	339,946

Stockholders’ equity
Common stock	41	40
Additional paid-in-capital	568,013	560,083
Accumulated other comprehensive loss	(19,972)	(13,511)
Treasury stock	(54,418)	(34,167)
Accumulated deficit	(168,160)	(163,907)

Total stockholders’ equity	325,504	348,538

Total liabilities and stockholders’ equity	$656,409	$688,484